                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   LASERSCOPE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   LASERSCOPE
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        N/A
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        N/A

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        N/A

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        N/A

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     (5)  Total fee paid:

        N/A

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                                      LOGO

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 27, 1997

                            ------------------------

TO THE SHAREHOLDERS OF LASERSCOPE:

     Notice is hereby given that the Annual Meeting of Shareholders of Laserscope (the "Company"), a California corporation, will be held at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California, on Friday, June 27, 1997 at 9:00 a.m. local time, for the following purposes:

     1. To elect the following directors to serve for the ensuing year and until their successors are elected: David Cohen, Klaus Goffloo, Benjamin L. Holmes, Thomas Ihlenfeldt, E. Walter Lange, Robert V. McCormick, Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.

     2. To authorize an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares.

     3. To authorize an amendment to the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares.

     4. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the meeting, you may vote in person even if you returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CRAIG W. JOHNSON
                                          Secretary

San Jose, California
May 23, 1997

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                      LOGO
                            ------------------------

                                PROXY STATEMENT
                    FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  INTRODUCTION

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Laserscope (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held Friday, June 27, 1997 at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134-2011. The Company's telephone number at that location is (408) 943-0636.

     These proxy solicitation materials were mailed on or about May 23, 1997 to all shareholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Dennis LaLumandiere, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors authorized by the Company's bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting with respect to a particular matter at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment to the Company's 1994 Stock Option Plan, for the approval of the amendment of the 1989 Employee Stock Purchase Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may properly come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $3,000 for its services and will reimburse Skinner & Co. for certain out of pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

     Only Company shareholders of record at the close of business on May 9, 1997 are entitled to notice of and to vote at the meeting. As of May 9, 1997, 12,158,888 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's bylaws currently provide for eight directors. At the Annual Meeting, the Board of Directors has nominated eight directors to be elected to serve until the next Annual Meeting and until their successors are elected and qualified at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected, up to the number of directors authorized by the Company's bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

     The nominees' names, ages as of December 31, 1996, and certain information about them are set forth below:

                                                                                          DIRECTOR
      NAME OF NOMINEE         AGE                   PRINCIPAL OCCUPATION                   SINCE
----------------------------  ----    ------------------------------------------------    --------
Benjamin L. Holmes..........   62     Retired Vice President and General Manager of         1992
                                      the Medical Products Group of Hewlett-Packard
                                      Company; Chairman of the Board of Directors of
                                      the Company
David Cohen.................   44     Attorney practicing law with the firm of Cohen &      1996
                                      Ostler
Klaus Goffloo...............   50     Chairman of Heraeus Med GmbH, member of the           1996
                                      Board of Directors of Hereaus Holding Company
Thomas Ihlenfeldt...........   49     Managing Director of Heraeus Med GmbH                 1996
E. Walter Lange.............   64     Business consultant; former Group Vice                1992
                                      President, Eli Lilly & Co.
Robert V. McCormick.........   52     President and Chief Executive Officer of the          1992
                                      Company
Rodney Perkins, M.D.........   59     Practicing otologic surgeon; President of the         1984
                                      California Ear Institute at Stanford, a clinic
                                      specializing in the diagnosis and treatment of
                                      hearing disorders; and President of Project
                                      HEAR, a non-profit research organization
Robert J. Pressley, Ph.D....   64     Technology consultant; former President and           1984
                                      Chief Executive Officer of Silicon Video
                                      Corporation

     Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

     BENJAMIN L. HOLMES has been a Director of the Company since January 1992 and was appointed Chairman of the Board of Directors in June 1995. Mr. Holmes was General Manager of the Medical Products Group of Hewlett-Packard Company ("HP") from 1983 to 1985, and a Vice President of HP, from 1985 until his retirement in December 1994. Mr. Holmes is a member of the Board of Directors of Project HOPE and the Massachusetts High Technology Council. He is also a member of the Massachusetts Governor's Council on Economic Growth and Technology, and a member of the Board on Health Care Service, Institute of Medicine, National Academy of Sciences. He is a member of the Board of Visitors of the UCLA and Boston University Medical Schools. He was also Chairman of the Board of Directors of the Health Industry Manufacturers Association (HIMA).

     DAVID COHEN has served as a Director of the Company since August 31, 1996. Mr. Cohen has been an attorney practicing law with the firm of Cohen & Ostler, A Professional Corporation, for more than five years. Mr. Cohen's firm served as counsel to Heraeus Med GmbH ("Heraeus Med") and Heraeus Surgical Inc. ("HSI") in connection with the Company's acquisition of HSI.

     KLAUS GOFFLOO has served as a Director of the Company since August 30, 1996. He served as general manager of the Electrical Heating and Air Conditioning group of Siemens AG from 1986 until 1992 and since that time has served as Chairman of Heraeus Med and as a member of the Board of Directors of Hereaus Holding Company.

     THOMAS IHLENFELDT has served as a Director of the Company since August 30, 1996. He joined the Heraeus group of companies in 1984 and has served in various positions. Since mid-1995 Mr. Ihlenfeldt has served as Managing Director of Heraeus Med. From 1990 through 1995 Mr. Ihlenfeldt served as President and Chief Executive Officer of HSI, formerly Heraeus LaserSonics.

     ROBERT V. MCCORMICK has been President of the Company since December 1991 and Chief Executive Officer since July 1992. Between December 1991 and July 1992 he also served as the Company's Chief Operating Officer. He has been a Director of the Company since July 1992. Mr. McCormick also served as the Company's Senior Vice President of Marketing and Field Operations from April 1991 to December 1991.

Mr. McCormick was employed by Acuson Corporation, a manufacturer of medical imaging equipment, from 1983 to April 1991 in a variety of sales and marketing executive positions culminating as Vice President of Marketing and Field Operations.

     E. WALTER LANGE has been a Director of the Company since January 1992. Mr. Lange has more than 31 years of experience in the pharmaceutical industry, having served in a variety of executive positions at Eli Lilly & Co. from 1960 to 1991. Most recently, Mr. Lange was Group Vice President of Marketing, Planning and Development and was responsible for Eli Lilly's worldwide product planning, corporate strategic planning, business development and market research.

     RODNEY PERKINS, M.D. is a co-founder of the Company and has been a Director since its founding. Dr. Perkins also served as Chairman of the Board of Directors from its founding until June 1995 and Chief Executive Officer from February to May 1987, and from October 1991 to July 1992. He also served as the President of the Company from October to December 1991. Dr. Perkins, a specialist in otologic surgery, is President of the California Ear Institute at Stanford and has been in private practice since 1968. He is a Clinical Associate Professor of Surgery at Stanford University School of Medicine, and is the founder and President of Project HEAR a non-profit medical institute for ear research and education. Dr. Perkins is a founder of Collagen Corporation, a biomaterials company, and a member of its Board of Directors. Dr. Perkins is also a founder and the Chairman of the Board of Directors of ReSound Corporation, a hearing health care company. He also serves on the board of directors of NovaCept (formerly AcuVasive and prior to that, EnVision Surgical Systems), a manufacturer of microvisualization catheter products and private, development stage medical device company.

     ROBERT J. PRESSLEY, PH.D. is a co-founder of the Company and has been a Director since its founding. Dr. Pressley founded Silicon Video Corporation, a developer of electronic products, and served as its President and Chief Executive Officer from January 1991 to January 1994. Dr. Pressley also founded XMR, Inc., a manufacturer of eximer lasers and laser systems, and served as its Chief Executive Officer from March 1979 until March 1990.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 6 meetings during the year ended December 31, 1996. The Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors consists of Messrs. Lange, Holmes and Ihlenfeldt. The Audit Committee held 6 meetings during 1996. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Human Resources Committee of the Board of Directors consists of Mr. Cohen and Drs. Pressley and Perkins. It held 5 meetings during 1996. The Human Resources Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy, and approves and makes recommendations to the Board of Directors concerning the grant of stock options.

     No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend.

HERAEUS MED ARRANGEMENTS

     In accordance with the Company's acquisition agreement ("Heraeus Agreement") dated April 23, 1996 with Heraeus Med GmbH ("Heraeus Med") pursuant to which the Company acquired (the "HSI Acquisition") Heraeus Surgical, Inc. ("HSI") on August 30, 1997, the Company appointed three designees of Heraeus Med (the "Heraeus Directors") to the Company's Board of Directors. Subject to the requirements described below, the Heraeus Agreement, as amended, requires the Company to use its best efforts to have three Heraeus Med designees appointed to the Company's Board of Directors. Messrs. Cohen, Goffloo and

Ihlenfeldt are the initial Heraeus Directors and were appointed to the Company's Board of Directors on August 30, 1996. Under the Heraeus Agreement, the Company and Heraeus Med have certain continuing obligations to each other. These obligations include: reciprocal indemnification obligations in connection with the HSI Acquisition; Heraeus Med's obligation not to develop, manufacture, service or sell hospital or physician office-based laser surgical systems or accessories prior to August 30, 2003; and the Company's obligation not to develop, manufacture, service or sell products outside the United States based on the mounting device technology licensed to the Company prior to August 30, 2006. In addition, the Company is obligated to register the Common Stock issued to Heraeus Med (the "Heraeus Shares") as partial consideration for HSI. The Company has also agreed to pay all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any registration in connection with any such registration. The Company and Heraeus Med have agreed to customary reciprocal indemnification obligations in connection with any such registration. Under the original terms of the Heraeus Agreement, the Company was required to amend its Bylaws, prior to August 30, 1997, to reduce its Board size from eight to seven members. In May 1997, Heraeus Med and Laserscope amended the Heraeus Agreement (the "Heraeus Amendment") to retain the Board's current structure of eight members. Specifically, the Heraeus Amendment provides that upon the death, resignation or removal of any member of the Board, or the declaring by the Board of any vacancy on the Board, the Board shall promptly amend the Company's Bylaws to set the exact number of directors at seven. For so long as Heraeus Med owns at least 3.3 million shares of Company Common Stock, the Company shall use its best efforts to have three nominees of Heraeus Med elected to the Board. For as long as Heraeus Med owns at least 1.6 million shares of Company Common Stock, the Company shall use its best efforts to have two nominees of Heraeus Med elected to the Board. For as long as Heraeus Med owns at least 600,000 shares of Company Common Stock, the Company shall use its best efforts to have one nominee of Heraeus Med elected to the Board, and the Company shall not, without the prior consent of Heraeus Med, increase, or ask its shareholders to increase, the number of directors beyond eight or, once reduced to seven under the Heraeus Amendment, beyond seven.

     The Company has entered into a supply relationship with Heraeus Med pursuant to which Hereaus Med has agreed to supply the Company certain products for resale and for use in the Company's production process. During 1996, the Company purchased approximately $937,000 of such products pursuant to the Hereaus Med supply arrangement.

COMPENSATION OF DIRECTORS

     Non-employee members of the Board of Directors (other than the Heraeus Directors) receive a retainer of $2,000 per quarter and $500 per meeting of the Board of Directors attended. In addition, non-employee members (other than the Heraeus Directors) of the Board of Directors receive options to purchase shares of the Company's Common Stock pursuant to its 1990 Directors' Stock Option Plan (the "1990 Directors' Option Plan") and 1995 Directors' Stock Option Plan (the "1995 Directors' Option Plan"). Pursuant to the Heraeus Agreement, the Company has agreed to reimburse Heraeus Med for the reasonable expenses of the Heraeus Directors in attending board meetings and fulfilling their duties as directors, up to a maximum of $25,000 per year.

     The 1990 Directors' Option Plan, which has been terminated by the Board of Directors with respect to the grant of any future options, provided for the grant of nonstatutory stock options to nonemployee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. Under the 1990 Directors' Option Plan, persons who were non-employee directors as of October 18, 1991, as well as persons who joined the Board since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director, and expire five years after the date of grant.

     The 1995 Directors' Option Plan, which was approved by the Board of Directors in November 1995 and by the Company's shareholders in August 1996, provides for the grant of nonstatutory stock options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. Under the 1995 Directors' Option Plan, persons who were non-employee directors as of November 30, 1995, as well as persons who have joined the Board since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant. Directors who are designated or nominated by shareholders who hold 10% or more of the outstanding Company Common Stock, including the Heraeus Directors, are not eligible to receive options under the 1995 Directors' Option Plan.

     Directors who are employees of the Company do not receive any additional compensation for their services as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                    AMENDMENT OF THE 1994 STOCK OPTION PLAN

     At the Annual Meeting, shareholders are being asked to approve an amendment to the 1994 Stock Option Plan (the "1994 Option Plan") that would increase the shares reserved for issuance thereunder by 400,000 shares.

GENERAL

     The Company's 1994 Option Plan provides for the grant of options to employees and consultants of the Company. The 1994 Option Plan was adopted by the Board of Directors in March 1994 and approved by the shareholders in June 1994. A total of 1,700,000 shares of Common Stock have been reserved for issuance under the 1994 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 2,100,000 shares. The aggregate number of shares reserved for issuance under the 1994 Option Plan includes options previously granted and exercised under the 1994 Option Plan. The increase in shares reserved for issuance under the 1994 Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The increase will assist the Company being able to continue its policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success.

     Options granted under the 1994 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1994 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     As of April 30, 1997 and after giving effect to the amendment to the 1994 Option Plan, 55,706 shares had been issued upon exercise of options granted under the 1994 Option Plan, options for 1,487,277 shares were outstanding under the 1994 Option Plan and 557,017 shares remained available for future grants. As of April 30, 1997, the fair market value of shares subject to outstanding options was $8,831,450.83 based upon the closing price of the Common Stock as reported on the Nasdaq National Market on such date.

     During the year ended December 31, 1996 (i) options to purchase 250,000 shares of Common Stock were granted under the 1994 Option Plan to the current executive officers as a group (6 persons as of December 31, 1996), and (ii) 391,225 shares of Common Stock were granted under the 1994 Option Plan to all other employees.

PURPOSE

     The purposes of the 1994 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1994 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1994 Option Plan is currently administered by the Board of Directors and the Human Resources Committee of the Board of Directors except that with respect to executive officers (including executive officers who are also directors), the 1994 Option Plan is administered exclusively by the Human Resources Committee (comprised of Mr. Cohen and Drs. Perkins and Pressley, the outside directors of the Company who are not eligible to participate in the 1994 Option Plan). Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1994 Option Plan. All questions of interpretation of the 1994 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants. All directors currently hold office until the annual meeting of shareholders of the Company following their election, or until their successors are duly elected and qualified.

ELIGIBILITY

     The 1994 Option Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1994 Option Plan provides that nonstatutory stock options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

     The 1994 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 325,000 subject to adjustment as provided in the 1994 Option Plan. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes any compensation income relating to stock options granted to certain executive officers under the 1994 Option Plan. Without this limitation, federal tax legislation enacted in 1993 might not allow the Company to deduct such compensation income.

     In addition to the foregoing limitation on discretion for certain grants, there is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional principal terms and conditions:

          (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. In general, such options become exercisable on a ratable basis over four years with respect to employees and over two to four years with respect to consultants. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price. The exercise price of each option granted under the 1994 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; provided, however, that nonstatutory stock options may be granted to persons other than the Company's Chief Executive Officer or its other four most highly compensated officers whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 at exercise prices of not less than 50% of the fair market value on the date the option is granted. The fair market value per share is equal to the closing price on the Nasdaq National Market on the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

          (c) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Option Plan may be exercised not later than thirty days (or such other period of time not exceeding three months in the case of an incentive stock option as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

          (e) Death. Under the 1994 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding twelve months, as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for six months (or such other period of time as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) after the date of death, but in no event may the option be exercised after its termination date.

          If an optionee should die within three months (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee with such determination in the case of an incentive stock option being made at the time of grant) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

          (f) Term of Options. The 1994 Option Plan provides that options granted under the 1994 Option Plan have the term provided in the option agreement. In general, these agreements provide for a term of five years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owns more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Option Not Transferable. An option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and in the event of the optionee's death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.

          (h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, or a proposed sale of all or substantially all of the assets of the Company, the Board of Directors is obligated to accomplish either a substitution or assumption of options or give 30 days' notice of the acceleration of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within 30 days of such notice. The exercisability of options held by the Company's executive officers may also be accelerated upon the occurrence of such events. See "Transactions with Management and Others."

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1994 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1994 Option Plan that increases the number of shares that may be issued under the 1994 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1994 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1994 Option Plan as incentive stock options under Section 422 of the Code, as performance-based compensation under Section 162(m) of the Code, or so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1994 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1994 Option Plan. The 1994 Option Plan shall terminate in April 2004, provided that any options then outstanding under the 1994 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1994 OPTION PLAN

     The following is a brief summary of the United States federal income tax consequences of transactions under the 1994 Stock Option Plan based on federal securities and income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1994 Stock Option Plan.

     Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

     If an option granted under the 1994 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability upon its exercise, although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on net capital gain (net long-term capital gain minus short term capital loss) under current U.S. tax laws is capped at 28%. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by tax optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

     The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting with respect to the amendment to the 1994 Option Plan (which shares voting affirmatively also constitute a majority of the required quorum) is required for its approval.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT OF THE 1994 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

               AMENDMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, shareholders are being asked to approve an amendment to the 1989 Employee Stock Purchase Plan that would increase the shares reserved for issuance thereunder by 150,000 shares of Common Stock.

GENERAL

     The 1989 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") was adopted by the Board of Directors in September 1989 and approved by the shareholders in the same month. A total of 450,000 shares of Common Stock have been previously reserved for issuance under the Employee Stock Purchase Plan. As of April 30, 1997, and after giving effect to the amendment to the Employee Stock Purchase Plan, 390,608 shares had been issued under the Employee Stock Purchase Plan, and 159,392 shares remained available for future grants.

     The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code. The Employee Stock Purchase Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of ERISA.

PURPOSE

     The purpose of the Employee Stock Purchase Plan is to provide employees of the Company (and any of its subsidiaries that are designated by the Board) who participate in the Employee Stock Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

     The Employee Stock Purchase Plan may be administered by the Board or a committee appointed by the Board. Currently, the Employee Stock Purchase Plan is administered by the Board of Directors, except that with respect to executive officers (including executive officers who are also directors), the Employee Stock Purchase Plan is administered exclusively by the Human Resources Committee (comprised of Mr. Cohen and Drs. Perkins and Pressley, the outside directors of the Company who are not eligible to participate in the Employee Stock Purchase
Plan). All questions of interpretation of the Employee Stock Purchase Plan are determined by the Board or its committee, and its decisions are final and binding upon all participants. Members of the Board or its committee who are eligible employees are permitted to participate in the Employee Stock Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the Employee Stock Purchase Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the Employee Stock Purchase Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Employee Stock Purchase Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Employee Stock Purchase Plan. All directors currently hold office until the annual meeting of shareholders of the Company following their election, or until their successors are duly elected and qualified.

ELIGIBILITY

     Any person who is employed by the Company (or any of its majority-owned subsidiaries designated by the Board) for at least twenty hours per week and more than five months in, a calendar year is eligible to participate in the Employee Stock Purchase Plan after six months of service with the Company, provided that the employee is employed on the first day of an offering period (the "Offering Date") and subject to certain limitations imposed by Section 423(b) of the Code.

OFFERING DATES

     The Employee Stock Purchase Plan is implemented by consecutive twenty-four month offering periods beginning on July 1 of each year. Each offering period is divided into four exercise periods of six months duration, with an exercise date at the end of each period. The Board may alter the duration of the offering periods without shareholder approval. In the event that the fair market value of the Company's Common Stock is lower on an exercise date than it was on the first business day of an offering period, all participants in that offering period shall be deemed to have withdrawn immediately after the exercise date and to have enrolled as participants in a new offering period beginning on the next business day. The length of the new offering period will vary between six, eighteen and twenty-four months as determined under the Employee Stock Purchase Plan.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Employee Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least ten business days prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering.

PURCHASE PRICE

     The purchase price per share at which shares are sold under the Employee Stock Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the applicable Offering Date to participants or on the applicable exercise date. The fair market value of the Common Stock on a given date shall be the closing price of the Common Stock as reported on the Nasdaq National Market as of such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to 10% of a participant's eligible compensation received on each pay day during the offering period. Eligible compensation consists of the regular straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments and bonuses. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Employee Stock Purchase Plan.

     A participant may discontinue his or her participation in the Employee Stock Purchase Plan at any time during an offering period. A participant may, on one occasion only during any particular offering period, change the rate of his or her contributions during such offering period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective with the first full payroll period following the date of filing of the new subscription agreement.

     All payroll deductions are credited to the participant's account under the Employee Stock Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the Employee Stock Purchase Plan.

PURCHASE OF STOCK

     By executing a subscription agreement to participate in the Employee Stock Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing $50,000 by the fair market value of one share on the offering date; provided, however, that the participant's actual purchase will be limited to the number of shares determined by dividing the amount of the participant's total payroll deductions accumulated during each offering period by the lower of (i) 85% of the fair market value of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of the Common Stock on the applicable exercise date. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price.

     Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Employee Stock Purchase Plan if immediately after the grant of the option the participant would own five percent or more of the total combined voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock that may be purchased under the Employee Stock Purchase Plan or pursuant to any other options), nor shall any participant be granted an option that would permit the participant to buy pursuant to the Employee Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares that would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available for issuance under the Employee Stock Purchase Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

WITHDRAWAL

     While each participant in the Employee Stock Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest may be changed once during any given offering period by completing and filing a new subscription agreement with the Company. In addition, a participant's interest may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Employee Stock Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month period prior to an exercise date under the Plan.

     Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. In effect, the participant is given an option, for a maximum number of shares, which may or may not be exercised at the end of each six-month exercise period. However, unless the participant actively withdraws from the offering period, the option will be exercised automatically at the end of each exercise period, and the maximum number of full shares purchasable (within the limits of the Employee Stock Purchase Plan) with the participant's accumulated payroll deductions will be purchased for that participant at the applicable price.

     A participant's withdrawal from an offering period does not have an effect upon such participant's eligibility to participate in subsequent offering periods under the Employee Stock Purchase Plan; however, the participant may not re-enroll in the same offering period after withdrawal.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, prior to any exercise date cancels his or her participation in the Employee Stock Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account during the offering period but not yet used to exercise the option will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant's subscription agreement.

CAPITAL CHANGES

     In the event any change, such as a stock split of stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the Employee Stock Purchase Plan.

NONASSIGNABILITY

     No rights or accumulated payroll deductions of a participant under the Employee Stock Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Employee Stock Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time amend or terminate the Employee Stock Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Employee Stock Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Employee Stock Purchase Plan, permit a new class of employees to participate in the Employee Stock Purchase Plan or make any other change to the Employee Stock Purchase Plan for which shareholder approval is required to comply with the rules regarding "discretionary plans" under Section 16 of the Exchange Act and Rule 16b-3 (or any successor rule) thereto.

FEDERAL INCOME TAX ASPECTS OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the Employee Stock Purchase Plan based on federal income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all participants under the Employee Stock Purchase Plan to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the Employee Stock Purchase Plan.

     The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period during which the shares were purchased, and more than one year from the exercise date of such shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant. The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock present and voting at the Annual Meeting with respect to the amendment to the Employee Stock Purchase Plan is required for its approval.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1989 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the financial statements of the Company and its predecessor corporation and partnership since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS VOTING IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 1997 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 20, and (iv) all directors and executive officers as a group.

                                                                      SHARES BENEFICIALLY OWNED(1)
                                                                      ----------------------------
                                                                      NUMBER(2)   PERCENT OF TOTAL
                                                                      ---------   ----------------
Heraeus Med GmbH(3).................................................  4,609,345         37.9%
Thomas B. Boyd......................................................     80,358       *
David Cohen(4)......................................................          0       *
Roy Fiebiger........................................................     28,486       *
Klaus Goffloo(4)....................................................          0       *
Benjamin L. Holmes..................................................     44,583       *
Thomas Ihlenfeldt(4)................................................          0       *
Bonnie Jones(5).....................................................     86,959       *
Dennis LaLumandiere.................................................     61,266       *
E. Walter Lange.....................................................     26,250       *
Robert V. McCormick.................................................    331,832          2.7%
Rodney Perkins, M.D.................................................    147,717          1.2%
Robert J. Pressley, Ph.D............................................     42,266       *
Eric M. Reuter......................................................      8,033       *
All directors and executive officers as a group (13
  persons)(3), (4)..................................................  5,467,095         42.7%

---------------

 *  Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Laserscope common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(2) Includes with respect to each named person the following shares subject to options exercisable within 60 days of March 31, 1997: Mr. Boyd -- 76,378; Mr. Fiebiger -- 27,236; Mr. Holmes -- 42,083; Ms. Jones -- 79,332; Mr.
    LaLumandiere -- 57,290; Mr. Lange -- 21,250; Mr. McCormick -- 226,874; Dr. Perkins -- 81,250 Dr. Pressley -- 21,250; Mr. Reuter -- 7,833.

(3) Does not include up to 500,000 shares of Laserscope common stock which Laserscope may issue to Heraeus Med in certain circumstances in connection with its indemnification obligations to Heraeus Med in connection with Laserscope's acquisition of Heraeus Surgical, Inc. Includes a total of 640,776 shares subject to options exercisable within 60 days of March 31, 1997.

(4) Messrs. Cohen, Goffloo and Ihlenfeldt are affiliated with Heraeus Med and may be deemed to exercise beneficial ownership of the shares of Laserscope common stock held by Heraeus Med. Messrs. Cohen, Goffloo and Ihlenfeldt disclaim beneficial ownership of the shares of Laserscope common stock held by Heraeus Med.

(5) Ms. Jones resigned as an officer of the Company effective January 1997.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive officers have a particular responsibility for the achievement of the Company's broad business goals and, accordingly, their compensation is determined by reference both to corporate performance and to their individual performance. Of these two elements, corporate performance can have the most significant impact on executives' compensation through cash bonuses and the value of stock options.

     The Company's executive compensation programs are based upon:

          1. Pay for Performance -- It is important to reward individual executives for their individual performance as well as for the overall performance of the Company.

          2. Be competitive -- To attract and retain talented individuals, it is necessary to maintain compensation levels and programs that are competitive in the local employment market.

          3. Shareholder Return -- Ultimately, management's responsibility is to generate a return for the Company's shareholders by growing both the size and the profitability of the Company. Executive compensation programs must align management's interests with those of the Company's shareholders.

COMPENSATION OF EXECUTIVE OFFICERS

     Laserscope's executive compensation consists of three parts; (i) salary,
(ii) annual cash bonuses and (iii) stock options. The Committee believes that these three elements satisfy the compensation objectives stated above.

     Salaries are generally reviewed at the end of each year and adjusted after taking into account factors such as individual performance, market surveys of remuneration in comparable positions, level of responsibility and relative salary levels within the Company.

     Cash bonus targets are established at the beginning of each year and are based on corporate financial performance for the year and individual goals for each executive. For 1997 cash bonuses are related to operating profit. No bonuses are paid unless the Company achieves at least 70% of our targeted levels. These target bonuses increase as actual profit increases. The portion of the bonus that is actually paid is based on an assessment of the individual executive's performance.

     Stock options are obviously a key element in aligning the interests of management and shareholders, since they jointly share in stock value increases over time. Multi-year vesting schedules are used to encourage a long-term commitment to the Company by its executive officers. The level of stock options held by each executive officer are reviewed at the end of each year and additional awards are considered to optimize the level of incentives and rewards.

     Specific recommendations with respect to each of these three compensation elements for the executive officers (except the President and Chief Executive Officer) are made by the President and Chief Executive Officer, with the final decisions being made by the Human Resources Committee and reviewed by the Board of Directors (except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company). In the case of the Chief Executive Officer, the Human Resources Committee determines any actions to be taken and such actions are reviewed by the Board of Directors except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to Mr. McCormick.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Robert V. McCormick has served as the Company's President since December 1991. He was Chief Operating Officer from December 1991 to July 1992 and since July 1992 has been President and Chief Executive Officer. Mr. McCormick's salary was increased by 5% to $276,615 effective December 23, 1996. More importantly, the Committee continued the structure of Mr. McCormick's compensation to maintain a long term focus on the growth of Laserscope's business and stock price. Consequently, the most significant elements of Mr. McCormick's potential compensation (bonuses and stock options) are premised on substantial improvements in the Company's operating performance.

     Mr. McCormick is eligible for a target cash bonus of up to 45% of his base salary, if the Company achieves its budgeted level of operating profit. In the event that this budgeted profit level is exceeded, Mr. McCormick's bonus may be higher. Based on the Company's performance in 1996, Mr. McCormick received a cash bonus in the amount of $129,486.

     Mr. McCormick was granted an option to purchase 40,000 shares of Common Stock (vesting over four years) in April 1996 at an exercise price of $3.48. In aggregate, Mr. McCormick has been granted options to purchase a total of 495,000 shares of Common Stock at exercise prices of $2.00 to $6.00 with vesting periods of four to five years, depending on the specific option granted.

                                          HUMAN RESOURCES COMMITTEE
                                          David Cohen
                                          Rodney Perkins, M.D.
                                          Robert J. Pressley, Ph.D. (Chairman)

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are currently no employee directors serving on the Human Resources Committee of the Board of Directors. The following non-employee directors serve on the Company's Human Resources Committee: David Cohen, Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.

     Dr. Perkins purchased an aggregate of 16,667 shares of the Company's Common Stock in September 1989 under the Company's 1984 Stock Purchase Plan at an aggregate price of $75,002. Dr. Perkins purchased such shares through promissory notes in favor of the Company bearing interest at the annual rate 9% and secured by the shares purchased. During 1995 the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79%. At December 31, 1996, Dr. Perkins owed an aggregate of $136,067 under such notes, the largest amount of indebtedness owed by him to the Company at any time during 1996.

     Dr. Perkins is also Chairman of the Board of Directors and a member of the Board of Directors' Human Resources Committee of ReSound Corporation, a publicly traded hearing health care company. The Company and ReSound Corporation have not conducted any business with each other in the past and the Company does not presently anticipate doing so in the future.

     Dr. Perkins is also a founding shareholder of NovaCept (formerly AcuVasive, and, prior to that, Envision Surgical Systems), a manufacturer of microvisualization catheter products. Mr. McCormick resigned as a member of NovaCept's Board of Directors on September 18, 1996. Dr. Perkins and the Company are each holders of NovaCept's capital stock. See "Transactions with Management and Others."

     Dr. Pressley purchased an aggregate of 16,667 shares of the Company's Common Stock in September 1989 under the Company's 1984 Stock Purchase Plan at an aggregate price of $75,002. Dr. Pressley purchased such shares through promissory notes in favor of the Company bearing interest at the annual rate 9% and secured by the shares purchased. During 1995 the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79%. At December 31, 1996, Dr. Pressley owed an aggregate of $136,353 under such notes, the largest amount of indebtedness owed by him to the Company at any time.

     Mr. Cohen's firm served as counsel to Heraeus Med and HSI in connection with the Company's acquisition of HSI (the "HSI Acquisition"). In accordance with the Company's acquisition agreement ("Heraeus Agreement") dated April 23, 1996 with Heraeus Med pursuant to which the Company acquired HSI, the Company appointed three designees of Heraeus Med (the "Heraeus Directors") to the Company's Board of Directors. The Heraeus Agreement requires the Company to use its best efforts to have three nominees of Heraeus Med elected to the Board of Directors for so long as Heraeus Med owns at least 3.3 million shares of Company Common Stock, two nominees of Heraeus Med elected to the Board for so long as Heraeus Med owns at least 1.6 million shares of Company Common Stock and one nominee of Heraeus Med elected to the Board for so long as Heraeus Med owns at least 600,000 shares of Company Common Stock. Messrs. Cohen, Goffloo and Ihlenfeldt are the initial Heraeus Directors and were appointed to the Company's Board of Directors on August 30, 1996. Under the Heraeus Agreement, the Company and Heraeus Med have certain continuing obligations to each other. These obligations include: reciprocal indemnification obligations in connection with the HSI Acquisition; Heraeus Med's obligation not to develop, manufacture, service or sell hospital or physician office-based laser surgical systems or accessories prior to August 30, 2003; and the Company's obligation not to develop, manufacture, service or sell products outside the United States based on the mounting device technology licensed to the Company prior to August 30, 2006. In addition, the Company is obligated to register the Common Stock issued to Heraeus Med (the "Heraeus Shares") as partial consideration for HSI. The Company has also agreed to pay all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any registration in connection with any such registration. The Company and Heraeus Med have agreed to customary reciprocal indemnification obligations in connection with any such registration.

     The Company has entered into a supply relationship with Heraeus Med pursuant to which Hereaus Med has agreed to supply the Company certain products for resale and for use in the Company's production process. During 1996, the Company purchased approximately $937,000 of such products pursuant to the Hereaus Med supply arrangement.

     See "Proposal No. 1 -- Election of Directors -- Compensation of Directors" for a discussion of certain information with respect to directors serving on the Human Resources Committee.

                               PERFORMANCE GRAPH

     The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since December 31, 1991. The graph assumes that $100 was invested on December 31, 1991 (i) in the Common Stock of Laserscope, (ii) in the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies), and (iii) in the MG Medical Instruments and Supplies Index (provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                           COMPARISON OF TOTAL RETURN

                                                                                MG MEDICAL
        MEASUREMENT PERIOD           CRSP NASDAQ INDEX                        INSTRUMENTS AND
      (FISCAL YEAR COVERED)               (U.S.)         LASERSCOPE (LSCP)    SUPPLIES INDEX
12/31/91                                           100                 100                 100
12/31/92                                           116                  69                  89
12/31/93                                           134                  72                  75
12/30/94                                           131                  48                  83
12/29/95                                           184                  25                 134
12/31/96                                           227                  82                 140

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the Company's Chief Executive Officer, the five other most highly compensated executive officers of the Company for 1996 who were serving as executive officers at December 31, 1996, and the compensation received by each such individual for the Company's two prior years.

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                    ANNUAL COMPENSATION       OPTION/SARS
                                                 --------------------------     (SHARES)        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY(1)      BONUS(2)(3)      (4)(5)      COMPENSATION(6)
----------------------------------------  ----   ---------      -----------   ------------   ---------------
Robert V. McCormick                       1996   $ 263,455       $ 129,486        40,000         $15,706
  President and Chief Executive Officer   1995   $ 248,060              --       165,000         $18,186
                                          1994   $ 236,250              --            --         $15,430
Thomas B. Boyd                            1996   $ 171,350       $  51,749        40,000         $13,232
  Senior Vice President of Operations     1995   $ 168,324(7)           --        45,000         $13,219
  and International                       1994   $ 183,428(8)    $  20,000        65,000         $ 9,111
Roy Fiebiger                              1996   $ 158,292       $  47,888        40,000         $10,199
  Senior Vice President of Marketing,     1995   $  48,557(9)    $  10,000        65,000         $ 1,869
  Sales and Service                       1994          --              --            --              --
Bonnie Jones                              1996   $ 122,491       $  36,993        40,000         $10,819
  Vice President of Human                 1995   $ 107,330              --        35,000         $ 6,252
  Resources(10)                           1994   $  99,750              --        15,000         $ 4,552
Dennis LaLumandiere                       1996   $ 124,426       $  37,580        40,000         $ 9,543
  Vice President of Finance, Chief        1995   $ 119,690              --        40,000         $ 3,279
  Financial Officer and Assistant         1994   $ 103,500              --        15,000         $ 1,548
  Secretary
Eric M. Reuter                            1996   $ 104,114(11)   $  10,519        50,000         $ 2,462
  Vice President of Research and          1995          --              --            --              --
  Development(11)                         1994          --              --            --              --

---------------
 (1) Includes amounts deferred under the Company's 401(k) plan.

 (2) Includes bonuses earned in the indicated fiscal year and paid in the subsequent fiscal year. Excludes bonuses paid in the indicated fiscal year but earned in the preceding fiscal year.

 (3) Executive officers are entitled to discretionary bonuses based on individual and corporate performance. These bonuses are determined by the Board of Directors based on the recommendation of the Human Resources Committee.

 (4) The options listed with respect to 1995 long-term compensation awards include options granted upon the repricing of previously granted options. Options to purchase the following number of shares granted to the following persons in 1995 were canceled as a result of their repricing on November 30, 1995: Mr. McCormick -- 97,500: Mr. LaLumandiere -- 12,188. Such canceled options have not been included with respect to 1995 long-term compensations award. The repriced options retain the same term and vesting schedule as those options which were replaced.

 (5) All options granted in 1994, 1995 and 1996 to new employees and officers of the Company have 5-year terms and become exercisable cumulatively at the rate of 12.5% of the total six months after the vesting commencement date (first date of employment for new employees and date of grant for officers), and 1/48 of the shares subject to the option in equal monthly installments thereafter. All options granted in 1994, 1995 and 1996 to existing employees also have 5-year terms but become exercisable cumulatively at the rate of 1/48 of the shares subject to the option in equal monthly installments following their respective grant date. All unvested options are subject to termination upon the termination of the participant's relationship with the Company. All options were granted at market value on the date of grant. In the event that certain change in control events were to occur, the options would be assumed or equivalent options substituted by a successor corporation, unless the Board of Directors determined that the options should become immediately exercisable. The exercise price may be paid, subject to certain conditions, by delivery of already owned shares or with the proceeds from the sale of the option shares. In addition, the Management Continuity Agreements entered into between the Company and each of its executive officers may affect the vesting and manner of exercise of options granted by the Company to these individuals. See "Transactions with Management and Others."

 (6) Consists of the Company's contributions to its 401(k) benefit plan and certain other employee benefits, including payment of disability and group term life insurance premiums and a car allowance.

 (7) Includes $8,331 paid to Mr. Boyd in connection with the relocation of his principal residence to the San Jose metropolitan area.

 (8) Includes salary paid to Mr. Boyd during the period beginning on the commencement of his employment on April 18, 1994 and ending on December 31, 1994 and $79,578 paid to Mr. Boyd in connection with the relocation of his principal residence to the San Jose metropolitan area.

 (9) Includes salary paid to Mr. Fiebiger during the period beginning on the commencement of his employment on August 28, 1995 and ending on December 31, 1995.

(10) Ms. Jones resigned as an officer of the Company effective January 1997.

(11) Includes salary paid to Mr. Reuter during the period beginning on the commencement of his employment on August 22, 1996 and ending on December 31, 1996 and $70,614 paid to Mr. Reuter in connection with the relocation of his principal residence to the San Jose metropolitan area.

                          STOCK OPTION GRANTS IN 1996

     The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in 1996 and the value of all options held by such executive officers on December 31, 1996.

                                                                                               POTENTIAL
                                                                                               REALIZABLE
                                        INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                                     ------------------------                               ANNUAL RATES OF
                                                   % OF TOTAL                                    STOCK
                                                    OPTIONS                                PRICE APPRECIATION
                                                   GRANTED TO                                     FOR
                                       OPTIONS     EMPLOYEES    EXERCISE OR                  OPTION TERM(3)
                                       GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   ------------------
               NAME                  (SHARES)(1)    YEAR(2)     (PER SHARE)      DATE        5%        10%
-----------------------------------  -----------   ----------   -----------   ----------   -------   --------
Robert V. McCormick................     40,000(4)     6.2%         $3.48        4/04/01    $38,500   $ 85,100
Thomas B. Boyd.....................     40,000(4)     6.2%         $3.48        4/04/01    $38,500   $ 85,100
Roy Fiebiger.......................     40,000(4)     6.2%         $3.48        4/04/01    $38,500   $ 85,100
Bonnie Jones(6)....................     40,000(4)     6.2%         $3.48        4/04/01    $38,500   $ 85,100
Dennis LaLumandiere................     40,000(4)     6.2%         $3.48        4/04/01    $38,500   $ 85,100
Eric M. Reuter.....................     50,000(5)     7.8%         $4.63        8/29/01    $63,900   $141,200

---------------

(1) For a description of the material terms of the options, see footnote 5 of the Summary Compensation Table.

(2) The Company granted options to employees for an aggregate of 641,225 shares of Common Stock during 1996.

(3) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(4) Options listed were granted on April 4, 1996.

(5) Options listed were granted on August 29, 1996.

(6) Ms. Jones resigned as an officer of the Company effective January 1997.

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES

     The following table sets forth information for the named executive officers with respect to exercises in 1996 of options to purchase Common Stock of the Company.

                                                                     NUMBER OF         VALUE OF UNEXERCISED
                                         SHARES                     UNEXERCISED        IN-THE-MONEY OPTIONS
                                        ACQUIRED                OPTIONS AT 12/31/96:       AT 12/31/96:
                                           ON         VALUE     --------------------  ----------------------
                 NAME                   EXERCISE     REALIZED
--------------------------------------  --------     --------      (EXERCISABLE/          (EXERCISABLE/
                                                                   UNEXERCISABLE)       UNEXERCISABLE)(1)
                                                                --------------------  ----------------------
Robert V. McCormick...................   --           --         340,729  / 154,271   $ 448,500  / $ 528,400
Thomas B. Boyd........................   --           --          61,144  / 88,856    $  87,200  / $ 241,500
Roy Fiebiger..........................   --           --          19,899  / 85,101    $  75,800  / $ 311,100
Bonnie Jones(2).......................   --           --          75,639  / 71,361    $ 101,100  / $ 212,100
Dennis LaLumandiere...................   --           --          54,541  / 68,959    $  93,900  / $ 210,800
Eric M. Reuter........................   --           --              --  / 50,000           --  / $  81,300

---------------

(1) Based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market System on December 31, 1996 of $6.25 per share.

(2) Ms. Jones resigned as an officer of the Company effective January 1997.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In March 1994, the Company entered into Management Continuity Agreements with each of its executive officers, which were amended in December 1994. These agreements provide (1) for continued employment or salary continuation at the Company or its successor for at least twelve (12) months following any Change in Control of the Company (as defined below), at the same salary and with the same benefit program as were in effect prior to such Change in Control, (2) that such executives may, with thirty (30) days written prior notice, resign but will be entitled to receive his or her current salary and level of benefits for the remainder of the twelve (12) months following the Change in Control if, in connection with such Change in Control the executive's duties or responsibilities are materially reduced or executive is asked to relocate to a facility or location more than 50 miles from the Company's current location, (3) that all stock options exercisable for the Company's securities held by such executives shall become immediately vested and shall be exercisable in full in accordance with the provisions of the option agreement and plan pursuant to which such option was granted, and (4) that upon the immediate vesting of stock options, the optionee will have the right (subject to any limitations imposed by Section 16 of the Securities Exchange Act of 1934 or other applicable securities laws and only to the extent permitted by the terms of the applicable option plan) to deliver a non-recourse promissory note (secured only by the pledged shares for repayment), at the prime rate of interest determined as of the date of the note, in payment of the exercise price for the outstanding options. For purposes of the Management Continuity Agreements, a Change in Control of the Company shall be deemed to have occurred upon the happening of any of the following events: (1) any acquisition of twenty percent (20%) or more of the Company's then outstanding voting securities without the approval of the Board of Directors, (2) any merger or consolidation in which the Company is not the surviving entity, (3) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or (4) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors.

     The Company has sold Common Stock to certain employees and directors and accepted promissory notes secured by that stock as payment for certain of those shares. These notes originally carried annual interest rates of 9.0% to 9.5%. During 1995 the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79%.

                                                                                         INDEBTEDNESS
                                                                                        TO THE COMPANY
                                                         TOTAL SHARES     AGGREGATE         AS OF
                       PURCHASER                          PURCHASED         PRICE       12/31/96(1)(2)
-------------------------------------------------------  ------------     ---------     --------------
Rodney Perkins, M.D....................................     16,667         $75,001         $136,067
Robert J. Pressley, Ph.D...............................     16,666         $74,997         $136,353

---------------

(1) In all cases, the amount shown was also the largest amount of indebtedness owed to the Company at any time during 1995.

(2) Payment in the form of promissory notes in the above transactions was approved in each case by a majority of the disinterested directors of the Company and such sales were made pursuant to the Company's 1984 Stock Purchase Plan, which was approved by the shareholders of the Company.

     During 1996 Mr. Holmes received $25,000 in compensation from the Company for consulting services to the Company beyond his duties as Chairman of the Board of Directors.

     Non-employee members of the Company's Board of Directors receive cash compensation and options to purchase shares of Common Stock in connection with their service on the Board.

     The Company has entered into indemnification agreements with each of its directors and executive officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     The Company has entered into a supplier relationship with Heraeus Med pursuant to which Hereaus Med has agreed to supply the Company certain products for resale and for use in the Company's production process. During 1996, the Company purchased approximately $937,000 of such products pursuant to the Hereaus Med supply arrangement.

     Under the Heraeus Agreement, the Company and Heraeus Med have certain continuing obligations to each other. These obligations include: reciprocal indemnification obligations in connection with the HSI Acquisition; Heraeus Med's obligation not to develop, manufacture, service or sell hospital or physician office-based laser surgical systems or accessories prior to August 30, 2003; the Company's obligation (subject to certain limitations described below) to use its best efforts to have a specified number of Heraeus Med designees elected to the Company's Board of Directors; and the Company's obligation not to develop, manufacture, service or sell products outside the United States based on the mounting device technology licensed to the Company prior to August 30, 2006. In addition, the Company is obligated to register the Heraeus Shares issued to Heraeus Med as partial consideration for the acquisition of HSI and has agreed to pay all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any registration in connection with any such registration. The Company and Heraeus Med have agreed to customary reciprocal indemnification obligations in connection with any such registration.

     The Heraeus Agreement requires the Company to use its best efforts to have three nominees of Heraeus Med elected to the Board of Directors for so long as Heraeus Med owns at least 3.3 million shares of Company Common Stock, two nominees of Heraeus Med elected to the Board for so long as Heraeus Med owns at least 1.6 million shares of Company Common Stock and one nominee of Heraeus Med elected to the Board for so long as Heraeus Med owns at least 600,000 shares of Company Common Stock. Messrs. Cohen, Goffloo and Ihlenfeldt are the initial Heraeus Directors and were appointed to the Company's Board of Directors on August 30, 1996. Mr. Goffloo is Chairman of Heraeus Med and is a member of the Board of Directors of

Hereaus Holding Company, Heraeus Med's parent company. Mr. Ihlenfeldt is Managing Director of Heraeus Med. From 1990 through 1995 Mr. Ihlenfeldt served as President and Chief Executive Officer of Heraeus Surgical, Inc. Mr. Cohen's firm served as counsel to Heraeus Med and HSI in connection with the Company's acquisition of HSI.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1996, all Reporting Persons complied with all applicable filing requirements, except as follows: Eric Reuter, the Company's Vice President of Research and Development, on April 9, 1997, amended his Form 3 filed on August 30, 1996 to reflect his ownership of 200 shares of Company Common Stock and an option to acquire 50,000 shares of Company Common Stock.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than January 20, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CRAIG W. JOHNSON
                                          Secretary
Dated: May 23, 1997

                                   LASERSCOPE

                             1994 STOCK OPTION PLAN

                      (AS AMENDED THROUGH APRIL 21, 1997)


         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

                 Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

         2. Definitions. As used herein, the following definitions shall apply:

                 (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                 (b)      "Applicable Laws" shall have the meaning set forth in
Section 4(a) below.

                 (c) "Board" shall mean the Board of Directors of the Company.

                 (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) below, if one is appointed.

                 (f) "Common Stock" shall mean the Common Stock of the Company.

                 (g) "Company" shall mean Laserscope, a California corporation.

                 (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                 (i) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

                 (j)      "Director" shall mean a member of the Board.

                 (k) "Employee" shall mean any person, including Named Executives, Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                 (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                          (i)     If the Common Stock is listed on any
established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                          (ii)    If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

                          (iii)   In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                 (n) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                 (o) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

                 (p) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

                 (q) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                 (r) "Option" shall mean a stock option granted pursuant to the Plan.

                 (s) "Optioned Stock" shall mean the Common Stock subject to an Option.

                 (t) "Optionee" shall mean an Employee or Consultant who receives an Option.

                 (u) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 (v)      "Plan" shall mean this 1994 Stock Option Plan.

                 (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

                 (x) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

                 (y) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.      Stock Subject to the Plan.  Subject to the provisions of
Section 14 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 2,100,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4.      Administration of the Plan.

                 (a)      Composition of Administrator.

                          (i)     Multiple Administrative Bodies.  If permitted
by Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

                          (ii)    Administration with respect to Directors and
Officers. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, (II) in such a manner as to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and (III) in such a manner as to satisfy the Applicable Laws.

                          (iii)   Administration with respect to Other Persons.
With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

                          (iv)    General.  Once a Committee has been appointed
pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

                 (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                          (i)     to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(m) of the Plan;

                          (ii)    to select the Employees and Consultants to
whom Options may from time to time be granted hereunder;

                          (iii)   to determine whether and to what extent
Options are granted hereunder;

                          (iv)    to determine the number of shares of Common
Stock to be covered by each such award granted hereunder;

                          (v)     to approve forms of agreement for use under
the Plan;

                          (vi)    to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                          (vii)   to determine whether, to what extent and
under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                          (viii)  to reduce the exercise price of any Option to
the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                 (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5.      Eligibility.

                 (a) Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

                 (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

                 (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                 (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 16 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Limitation on Grants to Employees. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be granted under options to any Employee under this Plan for any fiscal year of the Company shall be 325,000.

         9.      Option Exercise Price and Consideration.

                 (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                          (i)     In the case of an Incentive Stock Option

                                  (A)      granted to an Employee who, at the
time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or

Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                                  (B)      granted to any Employee, the per
Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                          (ii)    In the case of a Nonstatutory Stock Option

                                  (A)      granted to a person who, at the time
of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant;

                                  (B)      granted to a person who, at the time
of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant;

                                  (C)      granted to any person other than a
Named Executive, the per Share exercise price shall be no less than 50% of the Fair Market Value per Share on the date of grant.

                 (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
(2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         10.     Exercise of Option.

                 (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                 An Option may not be exercised for a fraction of a Share.

                 An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

                 Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (c) Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (d)      Death of Optionee.  In the event of the death of an
Optionee:

                          (i)     during the term of the Option who is at the
time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

                          (ii)    within three (3) months (or such other period
of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six
(6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                 (e)      Rule 16b-3.  Options granted to persons subject to
Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         11. Withholding Taxes. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

         12. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

                          Any surrender by an Officer or Director of previously
owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                          All elections by an Optionee to have Shares withheld
to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                 (a) the election must be made on or prior to the applicable Tax Date;

                 (b) all elections shall be subject to the consent or disapproval of the Administrator.

                          In the event the election to have Shares withheld is
made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         13. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

         14. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         15. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         16.     Amendment and Termination of the Plan.

                 (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the Plan:

                          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under
                 Section 14 of the Plan;

                          (ii) any change in the designation of the class of persons eligible to be granted Options;

                          (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify Options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

                          (iv)    if the Company has a class of equity
                 securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

                 (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 16(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under
Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

                 (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         17. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         19. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         20.     Shareholder Approval.

                 (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                 (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                 (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an Officer or Director after such registration, do the following:

                          (i)     furnish in writing to the holders entitled to
vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                          (ii)    file with, or mail for filing to, the
Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

         21. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders.

                                   LASERSCOPE

                       1989 EMPLOYEE STOCK PURCHASE PLAN

                      (AS AMENDED THROUGH APRIL 30, 1997)

         The following constitute the provisions of the 1989 Employee Stock Purchase Plan of Laserscope.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.      Definitions.

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" shall mean the Common Stock of the Company.

                 (d)      "Company" shall mean Laserscope.

                 (e) "Compensation" shall mean all regular straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee).

                 (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                 (h) "Employee" shall mean any person, including any officer of the Company, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than` five (5) months in any calendar year.

                 (i) "Exercise Date" shall mean the date one day prior to the date six months, twelve months, eighteen months, or twenty- four months after the first Offering Date of an Offering Period.

                 (j) "Exercise Period" shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one day prior to the date six (6) months later.

                 (k) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period, the term "Offering Date" shall mean the first business day following the Exercise Date coincident with or next succeeding the date on which that individual becomes an eligible Employee.

                          Options granted after the first business day of an
Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

                 (1) "Offering Period" shall mean a period of six (6), eighteen (18) or twenty-four (24) months during which options granted pursuant to the Plan may be exercised. In general, the duration of an Offering Period will be twenty-four (24) months, consisting of four six-month Exercise Periods. However, Offering Periods that begin on or about January 1 as a result of the operation of Section 10 of the Plan will have a duration of either six (6) or eighteen (18) months, as provided in Section 10, and will consist of one (1) or three (3) six- month Exercise Periods, respectively.

                 (m)      "Plan" shall mean this 1989 Employee Stock Purchase
Plan.

                 (n) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.      Eligibility.

                 (a) Any Employee as defined in paragraph 2 who (i) is employed on March 31, 1990 or (ii) has been continuously employed by the Company for at least six (6) consecutive months and who shall be employed by the Company on a given Offering Date shall be eligible to participate in the Plan.

                 (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about July 1 of each year; provided, however, that an Offering Period may commence on or about January 1 in the event the provisions of Section 10 of the Plan become operative. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the shareholder approval requirements of paragraph 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

         5.      Participation.

                 (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

                 (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last payroll of the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

         6.      Payroll Deductions.

                 (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

                 (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

                 (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 11, or may change the rate of his or her payroll deductions one time during each Exercise Period (within the limitations of Section 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following the Company's receipt of the new subscription agreement. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

                 (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

         7.      Grant of Option.

                 (a) On the first Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of
(i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined by dividing $50,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. The option shall be automatically exercised on the Exercise Dates during the Offering Period or as otherwise directed by the participant pursuant to Section 8, unless the participant has withdrawn pursuant to Section 11, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                 (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be its closing price for such date, as reported in the Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any amount remaining in the participant's account after an Exercise Date shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10. Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. In the event the new Offering Period begins on or about July 1, the Offering Period shall have a duration of twenty-four (24) months, consisting of four six- month Exercise Periods. In the event the new Offering Period begins on or about January 1, such new Offering Period shall have a duration of either six
(6) or eighteen (18) months, depending on the number of months remaining in the Offering Period that is replaced by such new Offering Period, and shall consist of one (1) or three (3) Exercise Periods, respectively. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

         11.     Withdrawal; Termination of Employment.

                 (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                 (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated.

                 (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's option terminated.

                 (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Exercise Period from which the participant withdraws.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13.     Stock.

                 (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Board shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                 (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                 (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                 (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                 (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         15.     Designation of Beneficiary.

                 (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                 (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 11.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         19. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the

Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of a consolidation of the Company or merger with or into any other corporation.

         20. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22.     Shareholder Approval.

                 (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the California General Corporation Law.

                 (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                 (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 21(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

                           (i)    furnish in writing to the holders entitled to
vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished, and

                          (ii)    file with, or mail for filing to, the
Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

         23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by
the shareholders of the Company as described in paragraph 22.   It shall
continue in effect for a term of ten (10) years unless sooner terminated under paragraph 20.

                                   EXHIBIT A

                                   LASERSCOPE

                       1989 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_________  Original Application                   Offering Date: ______________

_________  Change in Payroll Deduction Rate

_________  Change of Beneficiary(ies)



1.       _____________________________________________________________ hereby elects to participate in the Laserscope 1989 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ______% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan. Such deductions are to continue for succeeding Offering Periods under the Stock Purchase Plan until I give written instructions for a change in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan.

         I further understand that shares will be purchased for me automatically on each Exercise Date unless I otherwise withdraw from the Offering Period by giving written notice to the Company.

4. I have received a copy of the complete "Laserscope 1989 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of:

        ________________________________________________________________________

        ________________________________________________________________________

        _______.

6. I acknowledge that, under the Internal Revenue Code, there are special tax "holding period" rules that govern the tax consequences of buying and selling shares under the Stock Purchase Plan. I understand that if I dispose of shares purchased under the Plan within two years of the Offering Date (i.e., the first day of the Offering Period) or within one year of the Exercise Date (i.e., the date the shares are purchased), I will be treated for federal income tax purposes as having received ordinary income at the time of the sale equal to the difference between my purchase price and the market value of the stock on the Exercise Date. Any amount in excess of that difference will be treated as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.

         I further understand that if I hold the shares for both the 2-year and l-year holding periods described above, at the time I dispose of the shares I will be treated for federal income tax purposes as having received ordinary income in an amount equal only to the lesser of (1) the difference between my purchase price and the market value of the stock on the Offering Date or (2) the difference between my purchase price and the actual sale price for my stock. Any additional gain I receive on the sale will be treated as capital gain.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:



NAME:   (Please print)
                       --------------------------------------------------------
                        (First)                (Middle)                  (Last)



-------------------------------------------        -----------------------------
Relationship


                                                   -----------------------------
                                                   (Address)

NAME:   (Please print)
                       --------------------------------------------------------
                        (First)                (Middle)                  (Last)



-------------------------------------------        -----------------------------
Relationship


                                                   -----------------------------
                                                   (Address)

Employee's Social
Security Number:
                          ------------------------------------------------------

Employee's Address:
                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
       ------------------------------        -----------------------------------
                                                   Signature of Employee

                                   EXHIBIT B

                                   LASERSCOPE

                       1989 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the Laserscope 1989 Stock Purchase Plan which began on ____________, 19___ (the "Offering Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



                                       Name and Address of Participant


                                       --------------------------------

                                       --------------------------------

                                       --------------------------------


                                       Signature

                                       --------------------------------


                                       Date:
                                            ---------------------------

                                   EXHIBIT C

                                   LASERSCOPE

                       1989 EMPLOYEE STOCK PURCHASE PLAN

                      NOTICE TO RESUME PAYROLL DEDUCTIONS

         The undersigned participant in the Offering Period of the Laserscope 1989 Stock Purchase Plan which began on ____________, 19___ hereby notifies the Company to resume payroll deductions for his or her account at the beginning of the next Exercise Period within such Offering Period in accordance with the terms of the Subscription Agreement executed by the undersigned at the beginning of the Offering Period. The undersigned understands that he or she may change the payroll deduction rate or the beneficiaries named in such Subscription Agreement by submitting a revised Subscription Agreement.

                                       Name and Address of Participant


                                       --------------------------------

                                       --------------------------------

                                       --------------------------------


                                       Signature

                                       --------------------------------


                                       Date:
                                            ---------------------------

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF LASERSCOPE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Laserscope, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 23, 1997, and hereby appoints Robert V. McCormick and Dennis LaLumandiere or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Laserscope to be held on June 27, 1997 at 9:00 a.m., local time, at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters, and, in their discretion, upon such other matters that may properly come before the meeting and any adjournment(s) hereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                -------------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                -------------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                        FOR ALL NOMINEES         WITHHOLD AUTHORITY TO
                      LISTED TO THE RIGHT        VOTE FOR ALL NOMINEES
                     (EXCEPT AS INDICATED)        LISTED TO THE RIGHT
1. Election of                / /                         / /           NOMINEES: David Cohen
   Directors                                                                      Klaus Goffioo
                                                                                  Thomas Ihlenfeldt
                                                                                  Benjamin L. Holmes
                                                                                  E. Walter Lange
                                                                                  Robert V. McCormick
                                                                                  Rodney Perkins, M.D.
                                                                                  Robert J. Pressley, Ph.D.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.

2. Proposal to approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares.

                        FOR             AGAINST         ABSTAIN
                        / /               / /             / /

3. Proposal to approve an amendment to the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares.

                        FOR             AGAINST         ABSTAIN
                        / /               / /             / /

4. Proposal to ratify the appointment of Ernst & Young as the independent auditors of the Company for the year ending December 31, 1997.

                        FOR             AGAINST         ABSTAIN
                        / /               / /             / /

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN; (3) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN; (4) FOR RATIFICATION FOR THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)_________________________________________ DATE ____________________

NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.